Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 13, 2017, with respect to the consolidated financial statements of GCA Holding Corp. and Subsidiaries included in the Current Report on Form 8-K/A of ABM Industries Incorporated filed November 16, 2017. We consent to the incorporation by reference of said report in the Registration Statements of ABM Industries Incorporated on Form S-8 (File No. 333-167464, File No. 333-78423, File No. 333-78421, File No. 333-48857, File No. 333-85390, File No. 333-116487, File No. 333-137241, File No. 333-159770, File No. 333-179991, File No. 333-205521, File No. 333-211991).

/s/ GRANT THORNTON LLP

Cleveland, Ohio

November 16, 2017

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated March 30, 2017 and March 31, 2016, with respect to the consolidated financial statements of Erie Acquisition Holdings, Inc. and Subsidiaries included in the Current Report on Form 8-K/A of ABM Industries Incorporated filed on November 16, 2017. We consent to the incorporation by reference of said reports in the Registration Statements of ABM Industries Incorporated on Form S-8 (File No. 333-167464, File No. 333-78423, File No. 333-78421, File No. 333-48857, File No. 333-85390, File No. 333-116487, File No. 333-137241, File No. 333-159770, File No. 333-179991, File No. 333-205521, File No. 333-211991).

/s/ GRANT THORNTON LLP

Cleveland, Ohio

November 16, 2017